Exhibit 99.1
Dutch Bros Inc. Reports Third Quarter 2023 Financial Results
and Announces Two New Directors
Opened 39 New Systemwide Shops in Q3 2023
Record Revenue of $265 million, a 33% Increase Year-over-Year
Updates 2023 Guidance, Increases Range for Adjusted EBITDA

GRANTS PASS, Ore. - November 7, 2023 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the third quarter ended September 30, 2023.
Joth Ricci, Chief Executive Officer of Dutch Bros, stated, “By all accounts, Q3 was a fantastic quarter, and we are extremely pleased with our unit openings, same shop sales, revenue, and profitability results. I am very proud of the team for their accomplishments, and I am encouraged by the strength of the underlying business as we execute on our plan. In Q3, we opened 39 shops systemwide and entered two new states: Alabama and Kentucky. Despite a difficult consumer backdrop, we drove a 4.0% increase in systemwide same shop sales and delivered 33% growth in our top-line revenue.”
Ricci continued, “Even as we demonstrate our commitment to profitable growth, it is vital that we continue investing in the business. Our focus will therefore remain on recruiting and retaining top talent and keeping our operations efficient and competitive long-term. This way, we can ensure that our people pipeline and systems stay strong while preserving and amplifying our culture.”
He concluded, “During Q3 in a span of less than 45 days, we executed two transactions, an upgrade of our credit facility and a follow-on equity offering, that unlocked a total of almost $500 million in incremental liquidity and positioned our balance sheet to support a long runway of growth. We intend to continue confidently pursuing high-quality investments in new shops on our path to 4,000.”
Director Appointments
The Company welcomed two new members of the Board of Directors, C. David Cone and Sean Sullivan, who were recently added to fill vacancies on the Board resulting from the resignations of Shelley Broader and Charles Esserman. Mr. Cone will serve on the Audit and Risk Committee.
Mr. Cone served as Chief Financial Officer and Executive Vice President at Taylor Morrison Home Corporation (NYSE: TMHC), a residential homebuilding business and land developer, from October 2012 to December 2021. Prior to that, he held various roles at PetSmart, Inc. from 2003 to 2012, while the company was publicly-listed, most recently as Vice President, Finance Planning and Analysis. Mr. Cone previously served on the board of directors for Urbi Desarrollos Urbanos SAB DE CV. He received a B.A. in Business Economics with an emphasis in Accounting from the University of California at Santa Barbara.
Mr. Sullivan has served as Executive Vice President, Chief Strategy and Legal Officer of The Duckhorn Portfolio, Inc. (NYSE: NAPA), a producer of luxury wines in North America, since February 2019. Prior to that, he served as an attorney at Gibson, Dunn & Crutcher LLP, a multinational law firm, from 2012 to 2019. Mr. Sullivan previously worked as an investment banker at Credit Suisse Group AG. He received a J.D. from Columbia Law School, and a B.A. in Economics and Politics from St. Mary’s College of California.

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Third Quarter 2023 Highlights
•Completed follow-on offering of approximately 13.3 million new shares at $26.00 per share, raising approximately $330.1 million net of offering costs and underwriting discounts and commissions.
•Opened 39 new shops, bringing total shop count to 794 as of September 30, 2023, a 23.9% increase from September 30, 2022. Of these 39 new shops opened across 11 states, 37 were company-operated. All of these new shops continue to be led by existing or newly-promoted regional operators.
•Total revenues grew 33.2% to $264.5 million as compared to $198.6 million in the same period of 2022.
•System same shop sales1 increased 4.0%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period in 2022. Company-operated same shop sales increased 2.8%, as compared to the same period of 2022.
•Company-operated shop revenues increased 36.3% to $236.5 million, as compared to $173.5 million in the same period of 2022.
•Company-operated shop gross profit was $57.0 million as compared to $34.7 million in the same period of 2022. In the third quarter of 2023, company-operated shop gross margin, which includes 180bps of pre-opening expenses improved to 24.1%, a year-over-year increase of 410bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 65.4% to $73.3 million as compared to $44.3 million in the same period of 2022. In the third quarter of 2023, company-operated shop contribution margin, which includes 180bps of pre-opening expense, improved to 31.0%, a year-over-year increase of 540 bps.
•Selling, general, and administrative expenses were $50.5 million (19.1% of revenue) as compared to $45.4 million (22.9% of revenue) in the same period of 2022.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $40.6 million (15.3% of revenue) as compared to $34.7 million (17.5% of revenue) in the same period of 2022.
•Net income was $13.4 million as compared to $1.6 million in the same period of 2022.
•Adjusted EBITDA2, a non-GAAP financial measure, grew 90.5% to $53.0 million as compared to $27.8 million in the same period of 2022.
•Adjusted net income2, a non-GAAP financial measure, was $22.4 million as compared to $14.3 million in the same period of 2022.
•Net income per share of Class A and Class D common stock - diluted was $0.07 as compared to $0.03 per share in the same period of 2022.
•Adjusted net income per fully exchanged share of diluted common stock2, a non-GAAP financial measure, was $0.14 as compared to $0.09 in the same period of 2022.

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Outlook
Dutch Bros is providing the following guidance for the year 2023:
•Our expectation for total system shop openings in 2023 remains unchanged. We expect to open at least 150 new shops, of which at least 130 will be company-operated.
•Our expectation for capital expenditures remains unchanged, which we expect to be in the range of $225 million to $250 million. This includes approximately $15 million to $20 million in spending in 2023 for a new roasting facility, which is projected to open in 2024.
•Our estimate of system same shop sales growth in the low single digits remains unchanged.
•Our expectation that revenue would be at the lower end of the range of $950 million to $1 billion. remains unchanged.
•Given the strength of company-operated shops and continued SG&A leverage, we now estimate Adjusted EBITDA3 will be between $150 million to $155 million, up $15 million from last quarter. This reflects stronger than expected year-to-date profitability in Q3, partially offset by the increased shop labor investments in the range of $1.5 million to $2.0 million as well as certain investments we intend to make in business building activities throughout the fourth quarter.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer, Christine Barone, President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the third quarter ended September 30, 2023.
Event: Third Quarter 2023 Conference Call and Webcast
Date: Tuesday, November 7, 2023
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.

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About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 794 locations across 16 states as of September 30, 2023.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including the effect of increased incremental liquidity on cash runway, guidance for 2023, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the period ended September 30, 2023. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2023	2022	2023	2022
REVENUES
Company-operated shops	$236,472	$173,501	$630,588	$464,200
Franchising and other	28,035	25,147	81,065	72,985
Total revenues	264,507	198,648	711,653	537,185

COSTS AND EXPENSES
Cost of sales	189,323	148,092	519,482	410,629
Selling, general and administrative	50,490	45,378	148,128	132,934
Total costs and expenses	239,813	193,470	667,610	543,563

INCOME (LOSS) FROM OPERATIONS	24,694	5,178	44,043	(6,378)

OTHER EXPENSE
Interest expense, net	(9,325)	(5,011)	(26,269)	(11,096)
Other income (expense), net	(140)	(1,944)	2,206	(1,662)
Total other expense	(9,465)	(6,955)	(24,063)	(12,758)

INCOME (LOSS) BEFORE INCOME TAXES	15,229	(1,777)	19,980	(19,136)
Income tax expense (benefit)	1,828	(3,371)	6,259	(2,700)
NET INCOME (LOSS)	$13,401	$1,594	$13,721	$(16,436)
Less: Net income (loss) attributable to non-controlling interests	9,191	(169)	10,601	(12,346)
NET INCOME (LOSS) ATTRIBUTABLE TO DUTCH BROS INC.	$4,210	$1,763	$3,120	$(4,090)
Net income (loss) per share of Class A and Class D common stock:
Basic	$0.07	$0.03	$0.05	$(0.08)
Diluted	$0.07	$0.03	$0.05	$(0.08)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	59,366	53,118	57,598	50,719
Diluted	60,214	54,418	57,598	50,719

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DUTCH BROS INC.
Segment Financials

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands; unaudited)	2023	2022	2023	2022
Revenues:
Company-operated shops	$236,472	$173,501	$630,588	$464,200
Franchising and other	28,035	25,147	81,065	72,985
Total revenues	264,507	198,648	711,653	537,185
Cost of Sales:
Company-operated shops	179,480	138,781	492,645	381,623
Franchising and other	9,843	9,311	26,837	29,006
Total cost of sales	189,323	148,092	519,482	410,629
Segment gross profit:
Company-operated shops	56,992	34,720	137,943	82,577
Franchising and other	18,192	15,836	54,228	43,979
Total gross profit	75,184	50,556	192,171	126,556
Depreciation and amortization:
Company-operated shops	16,332	9,624	44,132	25,071
Franchising and other	1,371	1,478	4,029	4,340
All other ¹	413	708	1,250	2,120
Total depreciation and amortization	18,116	11,810	49,411	31,531
Segment contribution:
Company-operated shops	73,324	44,344	182,075	107,648
Franchising and other	19,563	17,314	58,257	48,319
Total segment contribution	92,887	61,658	240,332	155,967
Selling, general and administrative	(50,490)	(45,378)	(148,128)	(132,934)
Interest expense, net	(9,325)	(5,011)	(26,269)	(11,096)
Other income (expense), net	(140)	(1,944)	2,206	(1,662)
Income (loss) before income taxes	$15,229	$(1,777)	$19,980	$(19,136)
1 Included in selling, general and administrative expenses and not part of segment contribution calculation.

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	236,472	100.0	173,501	100.0	630,588	100.0	464,200	100.0

Beverage, food and packaging costs	61,317	25.9	47,092	27.1	169,702	26.8	126,262	27.2
Labor costs	61,521	26.0	49,000	28.3	168,805	26.8	138,001	29.8
Occupancy and other costs	36,126	15.3	28,517	16.4	99,327	15.8	78,141	16.8
Pre-opening costs	4,184	1.8	4,548	2.6	10,679	1.7	14,148	3.0
Depreciation and amortization	16,332	6.9	9,624	5.6	44,132	7.0	25,071	5.4
Company-operated shop costs and expenses	179,480	75.9	138,781	80.0	492,645	78.1	381,623	82.2
Company-operated shops gross profit	56,992	24.1	34,720	20.0	137,943	21.9	82,577	17.8
Company-operated shops contribution [1]	73,324	31.0	44,344	25.6	182,075	28.9	107,648	23.2
_________________
1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Nine Months Ended September 30,
(in thousands; unaudited)	2023	2022
Net cash provided by operating activities	$94,906	$42,768
Net cash used in investing activities	(167,461)	(139,411)
Net cash provided by financing activities	202,163	112,704
Net increase in cash and cash equivalents	$129,608	$16,061
Cash and cash equivalents at beginning of period	20,178	18,506
Cash and cash equivalents at end of period	$149,786	$34,567

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$149,786	$20,178
Accounts receivable, net	9,136	11,966
Inventories, net	50,296	39,229
Prepaid expenses and other current assets	12,188	10,949
Total current assets	221,406	82,322
Property and equipment, net	498,705	365,468
Finance lease right-of-use assets, net	364,757	247,943
Operating lease right-of-use assets, net	190,864	169,302
Intangibles, net	6,215	8,804
Goodwill	21,629	21,629
Deferred income tax assets, net	330,278	288,765
Other long-term assets	5,176	2,127
Total assets	$1,639,030	$1,186,360
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$27,703	$21,270
Accrued liabilities	40,309	27,452
Other current liabilities	7,621	7,860
Deferred revenue	22,414	25,335
Line of credit	—	110,865
Current portion of finance lease liabilities	9,574	7,971
Current portion of operating lease liabilities	9,326	9,317
Current portion of long-term debt	3,864	2,609
Total current liabilities	120,811	212,679
Deferred revenue, net of current portion	5,524	6,119
Tax receivable agreements liability, net of current portion	219,183	220,923
Finance lease liabilities, net of current portion	347,961	237,130
Operating lease liabilities, net of current portion	182,201	161,228
Long-term debt, net of current portion	92,704	96,297
Other long-term liabilities	8	8
Total liabilities	968,392	934,384
Equity:
Common stock	2	2
Additional paid in capital	344,771	145,613
Accumulated other comprehensive income	1,093	813
Accumulated deficit	(14,190)	(17,310)
Total stockholders' equity attributable to Dutch Bros Inc.	331,676	129,118
Non-controlling interests	338,962	122,858
Total equity	670,638	251,976
Total liabilities and equity	$1,639,030	$1,186,360

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except number of shops data; unaudited)	2023	2022	2023	2022
Shop count, beginning of period
Company-operated	473	336	396	271
Franchised	281	267	275	267
	754	603	671	538
Company-operated new openings	37	34	114	94
Franchised new openings	2	4	8	9
Acquisition of franchise shops	—	—	—	5
Re-openings [7]	1	—	1	—
Shop count, end of period
Company-operated	510	370	510	370
Franchised	284	271	284	271
Total shop count	794	641	794	641

Systemwide AUV [1]	N/A	N/A	$1,950	$1,917
Company-operated shops AUV [1]	N/A	N/A	$1,901	$1,875

Systemwide same shop sales [2,3]	4.0%	1.7%	2.1%	1.4%
Company-operated same shop sales [2]	2.8%	1.0%	0.5%	1.1%

Systemwide sales [3]	$391,286	$312,961	$1,069,284	$864,929
Company-operated operating weeks [4]	6,400	4,614	17,576	12,526
Franchising and other operating weeks [4]	3,703	3,513	10,881	10,291
Dutch Rewards member registrations [5]	583	566	1,650	1,551

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenues	236,472	100.0	173,501	100.0	630,588	100.0	464,200	100.0
Company-operated gross profit	56,992	24.1	34,720	20.0	137,943	21.9	82,577	17.8
Company-operated shop contribution [6]	73,324	31.0	44,344	25.6	182,075	28.9	107,648	23.2
Selling, general, and administrative expenses	50,490	19.1	45,378	22.9	148,128	20.8	132,934	24.8
Adjusted selling, general, and administrative expenses [6]	40,567	15.3	34,729	17.5	116,561	16.4	98,305	18.3
Net income (loss)	13,401	5.1	1,594	0.8	13,721	1.9	(16,436)	(3.1)
Adjusted EBITDA [6]	53,008	20.0	27,830	14.0	125,487	17.6	61,431	11.4

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___________
1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Systemwide shop base	572	452	503	414
Company-operated shop base	310	203	246	173
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
7    Re-opening of a shop that was temporarily closed in 2021.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

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Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across the industry by our investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income tax expense (benefit), and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, and estimated expense related to certain legal disputes.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding equity-based compensation expense, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executive transitions costs, and estimated expense related to certain legal disputes.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.

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Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.
Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income (loss) per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros Inc. and/or Profit Interest Units in Dutch Bros OpCo1 to certain eligible employees.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. The catastrophic leave program was retired in May 2023.
COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in person engagement practices used pre-pandemic. The platform has been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.

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Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.
Executives transition costs
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023.
TRAs remeasurements
(Gain) loss impacts on condensed consolidated statements of operations related to adjustments of our TRAs liabilities.
Legal proceedings
Estimated loss accrual related to certain legal disputes.
Dilutive effects of RSAs and RSUs
Addition of incremental shares of RSAs and RSUs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and Class C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
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1    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	56,992	24.1	34,720	20.0	137,943	21.9	82,577	17.8
Depreciation and amortization	16,332	6.9	9,624	5.6	44,132	7.0	25,071	5.4
Company-operated shop contribution	73,324	31.0	44,344	25.6	182,075	28.9	107,648	23.2

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	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income (loss)	13,401	5.1	1,594	0.8	13,721	1.9	(16,436)	(3.1)
Depreciation and amortization	18,116	6.8	11,810	5.9	49,411	6.9	31,531	5.9
Interest expense, net	9,325	3.5	5,011	2.5	26,269	3.7	11,096	2.1
Income tax expense (benefit)	1,828	0.7	(3,371)	(1.7)	6,259	0.9	(2,700)	(0.5)
EBITDA	42,670	16.1	15,044	7.6	95,660	13.4	23,491	4.4
Equity-based compensation	9,698	3.7	10,649	5.4	29,017	4.0	30,995	5.8
COVID-19: “thank you pay” and catastrophic leave	—	—	227	0.1	—	—	1,401	0.3
COVID-19: prepaid costs not utilized	—	—	—	—	—	—	1,200	0.2
Milestone events	—	—	—	—	—	—	2,434	0.5
Executives transition costs	225	0.1	—	—	600	0.1	—	—
TRAs remeasurements	415	0.1	1,910	1.0	(1,740)	(0.2)	1,910	0.4
Legal proceedings	—	—	—	—	1,950	0.3	—	—
Adjusted EBITDA	53,008	20.0	27,830	14.0	125,487	17.6	61,431	11.4

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative [1]	50,490	19.1	45,378	22.9	148,128	20.8	132,934	24.8
Equity-based compensation	(9,698)	(3.7)	(10,649)	(5.4)	(29,017)	(4.0)	(30,995)	(5.8)
COVID-19: prepaid costs not utilized	—	—	—	—	—	—	(1,200)	(0.2)
Milestone events	—	—	—	—	—	—	(2,434)	(0.5)
Executives transition costs	(225)	(0.1)	—	—	(600)	(0.1)	—	—
Legal proceedings	—	—	—	—	(1,950)	(0.3)	—	—
Adjusted selling, general, and administrative	40,567	15.3	34,729	17.5	116,561	16.4	98,305	18.3
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1    Selling, general, and administrative expenses include depreciation and amortization.

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	Three Months Ended September 30,
(in thousands; unaudited)	2023	2022
Net income	$13,401	$1,594
Equity-based compensation	9,698	10,649
COVID-19: “thank you pay” and catastrophic leave	—	227
Executives transition costs	225	—
TRAs remeasurements	415	1,910
Income tax effects	(1,327)	(115)
Adjusted net income	$22,412	$14,265

	Three Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2023	2022
Weighted-average shares of Class A and Class D common stock outstanding - basic	59,366	53,118
Dilutive effects of RSAs	848	1,300
Weighted-average shares of Class A and Class D common stock outstanding - diluted	60,214	54,418
Assumed exchange of weighted-average Class B and Class C shares of common stock	105,756	107,920
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	165,970	162,338

Net income per share of Class A and Class D common stock - diluted	$0.07	$0.03
Controlling and non-controlling interest adjustments	0.02	(0.02)
Equity-based compensation	0.06	0.07
COVID-19: “thank you pay” and catastrophic leave	—	—
Executives transition costs	—	—
TRAs remeasurements	—	0.01
Income tax effects	(0.01)	—
Adjusted net income per fully exchanged share of diluted common stock	$0.14	$0.09

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For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

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